CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

David R. Odenath, President and Trustee, and Kaprel Ozsolak, Chief Financial Officer and Treasurer, of Legg Mason Global Asset Management Trust - Legg Mason Manager Select Large Cap Value Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Trustee	Chief Financial Officer and Treasurer
Legg Mason Global Asset Management Trust –	Legg Mason Global Asset Management Trust –
Legg Mason Manager Select	Legg Mason Manager Select
Large Cap Value Fund	Large Cap Value Fund

/s/ David R. Odenath	/s/ Kaprel Ozsolak
David R. Odenath	Kaprel Ozsolak
Date: June 2, 2010	Date: June 2, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.